Filed pursuant to Rule 424(b)(3)

Registration No. 333-222725

PROSPECTUS

TheStreet, Inc.

13,136,363 Shares
Common Stock

This prospectus relates to the proposed resale or other disposition from time to time of up to an aggregate of 13,136,363 shares of TheStreet, Inc.’s voting common stock by the selling stockholders identified in this prospectus. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders.

The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 8 for more information about how the selling stockholders may sell or dispose of their shares of common stock.

This prospectus describes the general manner in which the shares of common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “TST.” The last reported sale price of our common stock on the Nasdaq Capital Market on February 2, 2018 was $1.30 per share.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 3 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 5, 2018

About this Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Neither we nor the selling stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and “TheStreet” refer to TheStreet, Inc.

Prospectus Summary

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a leading financial news and information provider. Our business-to-business, or B2B, and business-to-consumer, or B2C, content and products provide individual and institutional investors, advisors and dealmakers with actionable information from the worlds of finance and business.

B2B

Our B2B business derives revenue primarily from subscription products which provide access to director and officer profiles, relationship capital management services, bank rate data and transactional information pertaining to the mergers and acquisitions environment. Our B2B business also generates revenue from sponsored events/conferences and information services.

The Deal delivers sophisticated news and analysis on changes in corporate control including merges and acquisitions, private equity, corporate activism and restructuring. BoardEx is an institutional relationship capital management database and platform which holds in-depth profiles of almost one million of the world’s most important business leaders. Our third B2B business product, RateWatch, publishes bank rate market information including competitive deposit, loan and fee rate data.

B2C

Our B2C business primarily generates revenue from premium subscription products and advertising. Our B2C business is led by our namesake website, TheStreet.com, and includes free content and houses our premium subscription products, such as RealMoney, RealMoney Pro and Actions Alerts PLUS that target varying segments of the retail investing public.

The Offering

This prospectus relates to the resale of 13,136,363 shares of our voting common stock held by the selling stockholders identified in this prospectus, including their transferees, pledgees, donees or successors. See “Selling Stockholders.”

The selling stockholders may offer to sell the shares being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is listed on the NASDAQ Capital Market under the symbol “TST.”

We have agreed to register the offer and sale of the common stock to satisfy registration rights we have granted to the selling stockholders. We will not receive any proceeds from the sale of the securities by the selling stockholders.

Corporate Information

We were founded in 1996 as a limited liability company, and reorganized as a corporation in 1998. We consummated our initial public offering in 1999. Our principal executive offices are located at 14 Wall Street, New York, New York 10005, and our telephone number is (212) 321-5000.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, which are on file with the SEC and incorporated by reference into this prospectus, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

Risks Related to Offerings by the Selling Stockholders

Future sales of our common stock in the public market by the selling stockholders could reduce our stock price. Any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

This prospectus registers the resale from time to time of 13,136,363 shares of our voting common stock by the selling stockholders. These sales, and any additional sales of shares of our common stock by us or the selling stockholders, could reduce our stock price and will dilute your ownership in us.

We cannot predict the size of future issuances of our common stock or securities convertible into common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock.

Concentrated ownership of our stock can influence stockholder decisions, may discourage a change in control, and may have an adverse effect on share price of our stock.

Investors who purchase our common stock may be subject to certain risks due to the concentrated ownership of our common stock. Our directors, executive officers, and our five percent or greater stockholders (which includes the selling stockholders) as a group, own or control approximately 51% of our common stock before giving effect to any sales by the selling stockholders. This ownership concentration may have the effect of discouraging, delaying or preventing a change in control, and may also have an adverse effect on the market price of our shares. Also as a result of their ownership, our directors, executive officers, and our five percent or greater stockholders (which includes the selling stockholders) as a group, may have the ability to influence the outcome of any matter submitted to our stockholders for approval, including the election of directors. This concentration of ownership could limit the price that some investors might be willing to pay for our common stock, and could discourage or delay a change of control, which other stockholders may favor. The interests of our directors, executive officers and our five percent or greater stockholders may conflict with the interests of other holders of our common stock, and they may take actions affecting us with which other stockholders disagree.

Forward Looking Statements

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, our operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. All statements other than statements of historical fact are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus. Before deciding to purchase our securities, you should carefully read both this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

Use of Proceeds

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

Selling Stockholders

2017 Exchange and Financing Transactions

On November 10, 2017, we entered into an Exchange Agreement, or the Exchange Agreement, with TCV VI, L.P., a Delaware limited partnership, or TCV VI, and TCV Member Fund, L.P., a Cayman Islands exempted limited partnership, or TCV Member Fund. TCV Member Fund, together with TCV VI, is referred to herein as the TCV Holders. The Exchange Agreement provided for, among other things, the exchange by the TCV Holders of all shares of Series B Preferred Stock of the Company held by them for an aggregate of (i) 6,000,000 shares of newly issued common stock, par value $0.01 per share of the Company, and (ii) cash consideration in the amount of $20,000,000. This transaction is referred to herein as the “Exchange Transaction.” Each of the TCV Holders is a selling stockholder.

On November 10, 2017, we also entered into a Securities Purchase Agreement, or the Purchase Agreement, with 180 Degree Capital Corp., or 180 Degree Capital, and TheStreet SPV Series, a limited liability company series of 180 Degree Capital Management, LLC. 180 Degree Capital together with TheStreet SPV Series are referred to as the “Investors” herein. Pursuant to the Purchase Agreement, we agreed to issue and sell an aggregate of 7,136,363 shares of Common Stock to the Investors at a purchase price of $1.10 per share, for aggregate gross proceeds of $7,849,999. This transaction is referred to herein as the “Financing Transaction.” Each of the Investors is a selling stockholder. In connection with the Financing Transaction and pursuant to the terms of the Purchase Agreement, Kevin M. Rendino was appointed to our Board of Directors as a Class I director with a term expiring at our 2018 annual meeting of stockholders and thereafter until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Rendino was appointed to the board of directors pursuant to a contractual provision in the Purchase Agreement which provides that so long as the Investors continue to own all shares purchased in the Financing Transaction then the Investors shall have the right to designate one member of the board of directors.

In connection with the Exchange Transaction and Financing Transaction, respectively, we agreed to register the shares of Common Stock issued to the TCV Holders and sold to the Investors for resale and to prepare and file a registration statement with the Securities and Exchange Commission. The TCV Holders and the Investors received additional registration rights as set forth in the transaction documents.

Selling Stockholder Table

The following table sets forth the name, the number of shares of common stock beneficially owned as of December 31, 2017, the maximum number of shares of common stock that may be offered pursuant to this prospectus and the number of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock for each selling stockholder. The information presented in the table is based on 49,016,408 shares of our common stock outstanding on December 31, 2017.

				Shares Beneficially Owned
			Maximum	After the Sale of the
	Shares Beneficially Owned		Number of	Maximum Number of Shares
			Shares to be
Name of Selling Stockholder	Number	Percentage	Sold Hereunder	Number	Percentage
180 Degree Capital Corp.	4,636,363 (1)	9.5%	3,636,363	1,000,000	2%
TheStreet SPV Series, a limited liability company series of 180 Degree Capital Management, LLC	3,500,000	7.1%	3,500,000	—	—
TCV VI, L.P.	5,951,946	12.1	5,951,946	—	—
TCV Member Fund, L.P.	48,054	*	48,054	—	—
Total	14,136,363	28.7%	13,136,363	1,000,000	2%

* less than 1%

(1)	Includes 1,000,000 shares of common stock purchased in open market transactions prior to November 10, 2017. Daniel B. Wolfe and Kevin M. Rendino may be deemed to have shared voting and shared dispositive power over the Common Stock owned by 180 Degree Capital Corp., or 180, as result of their respective positions as President and Portfolio Manager (Mr. Wolfe) and Chief Executive Officer and Portfolio Manager (Mr. Rendino) of 180. 180 is the investment manager of TheStreet SPV Series. The principal business address of each 180, TheStreet SPV Series, Mr. Wolfe and Mr. Rendino is 7 N. Willow Street, Suite 4B, Montclair, NJ 07042.

(2)	Technology Crossover Management VI, L.L.C., or TCM VI, as the general partner of TCV VI and a general partner of the TCV Member Fund, may be deemed to share beneficial ownership of the shares held by the TCV Holders. TCM disclaims any such beneficial ownership. In addition, five individuals are Class A Members of TCM VI, or the TCM VI Members, and, in such capacity, each may be deemed to share beneficial ownership of the shares of common stock held by the TCV Holders. Each of the TCM VI Members disclaims any such beneficial ownership.

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	through distribution by a selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

●	“at the market” transactions to or through market makers or into an existing market for our common stock;

●	one or more underwritten offerings on a firm commitment or best efforts basis;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus. We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (i) the date that is two (2) years after the date such registration statement has been declared effective by the SEC, (ii) the date that such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 and certain other conditions have been satisfied and (iii) the date on which all of the securities have been sold or otherwise disposed of pursuant to the registration statement of which this prospectus forms a part or in a transaction in which the transferee receives freely tradable shares.

Legal Matters

The validity of the common stock being offered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe LLP San Francisco, CA.

Experts

The financial statements and schedule as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Incorporation of Certain Information By Reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 000-25779):

●	our Annual Report on Form 10-K for our fiscal year ended December 31, 2016 (filed on March 20, 2017);

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed on May 12, 2017, August 4, 2017 and November 13, 2017, respectively;

●	our Current Reports on Form 8-K filed on June 1, 2017 and November 13, 2017;

●	the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on April 14, 1999, including any amendments or reports filed for the purposes of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents. You should direct any requests for copies to:

TheStreet, Inc.
14 Wall Street
New York, New York 10005
Attn.: General Counsel & Secretary
Tel: (212) 321- 5000